UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2013

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 5, 2014, High Performance Beverages Company (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in order to effectuate a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for ten (10) basis (the “Reverse Stock Split”).

As a result of the Reverse Stock Split, every ten shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share shall receive the next highest number of whole shares.

A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: December 18, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer